Exhibit 24.1

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officer of Chemung Financial Corporation (the “Company”) hereby constitutes and appoints Ronald M. Bentley, with full power of substitution, his true and lawful attorney-in-fact and agent, to do any and all things and acts in his name in all capacities which said Ronald M. Bentley may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-4 relating to the offering of the Company’s common stock, including specifically, but not limited to, power and authority to sign for each of the undersigned, or any of them, any and all amendments to the registration statement (including pre- and post-effective amendments); and we hereby ratify and confirm all that said Ronald M. Bentley shall do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

Signatures	Title	Date

/s/ John R. Battersby, Jr.	Chief Financial Officer Treasurer (Principal Financial and Accounting Officer)	January 21, 2011
John R. Battersby, Jr.

/s/ Robert E. Agan	Director	January 21, 2011
Robert E. Agan

/s/ Robert H. Dalrymple	Director	January 21, 2011
Ronald H. Dalrymple

/s/ David J. Dalrymple	Director	January 21, 2011
David J. Dalrymple

/s/ Clover M. Drinkwater	Director	January 21, 2011
Clover M. Drinkwater

/s/ William D. Eggers	Director	January 21, 2011
William D. Eggers

/s/ Stephen M. Lounsberry III	Director	January 21, 2011
Stephen M. Lounsberry III

/s/ Thomas K. Meier	Director	January 21, 2011
Thomas K. Meier

/s/ Ralph H. Meyer	Director	January 21, 2011
Ralph H. Meyer

/s/ John F. Potter	Director	January 21, 2011
John F. Potter

/s/ Robert L. Storch	Director	January 21, 2011
Robert L. Storch

/s/ Charles M. Streeter, Jr.	Director	January 21, 2011
Charles M. Streeter, Jr.

/s/ Richard W. Swan	Director	January 21, 2011
Richard W. Swan

/s/ Jan P. Updegraff	Director	January 21, 2011
Jan P. Updegraff